CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Liquid Trust


     We consent to the use of our report dated July 26, 1996 which is incorporated by reference in the Form N-14 of Evergreen Money Market Trust dated April 14, l997 and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/ KPMG PEAT MARWICK LLP


Boston, Massachsuetts
April 14, 1997
                                            KPMG PEAT MARWICK LLP